Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

May 10, 2021

Forest Road Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Re:	Registration Statement on Form S-4 (File No. 333-253136)

Ladies and Gentlemen:

We have acted as special counsel to Forest Road Acquisition Corp., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of February 9, 2021 (the “Merger Agreement”), by and among the Company, BB Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“BB Merger Sub”), MFH Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Myx Merger Sub”), The Beachbody Company Group, LLC, a Delaware limited liability company (“Beachbody”), and Myx Fitness Holdings, LLC, a Delaware limited liability company (“Myx”). The transactions contemplated by the Merger Agreement include the merger of Myx Merger Sub with and into Myx, the merger of BB Merger Sub with and into BB (with BB being the surviving entity and continuing as a wholly-owned subsidiary of the Company (the “Surviving BB Entity”) and the merger of the Surviving BB Entity with and into the Company (following which the Surviving BB Entity shall cease to exist and the Company shall continue as the surviving entity (collectively, the “Mergers”). As a result of the Mergers, among other things, all of the outstanding equity interests of Beachbody and Myx will be cancelled in exchange for rights to receive shares of common stock (or, in the case of outstanding options and warrants of Beachbody, options and warrants, as applicable, to purchase shares of common stock of the Company) and, in the case of certain equity holders of Myx, cash, up to an aggregate limit set forth in the Merger Agreement, in each case in accordance with the terms of the Merger Agreement. In connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will be renamed “The Beachbody Company, Inc.”

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), (ii) shares of Class X common stock of the Company, par value $0.0001 per share (the “Class X Common Stock”), (iii) shares of Class A Common Stock underlying warrants (the “Warrants”) to purchase shares of Class A Common Stock (the “Warrant Shares”) and (iv) shares of Class A Common Stock underlying options (the “Options”) to purchase shares of Class A Common Stock (the “Option Shares,” and together with the Class A Common Stock, the Class X Common Stock and the Warrant Shares, the “Securities”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement; (ii) the form of Amended and Restated Certificate of Incorporation of the Company to be effective upon the Closing (the “Certificate of Incorporation”), (iii) the form of Amended and Restated Bylaws of the Company to be effective upon the Closing, (iv) the proposed terms of the Warrants set forth in the Merger Agreement and (v) the proposed terms of the Options set forth in the Merger Agreement.

With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.

As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. The Certificate of Incorporation, in the form thereof filed with the Commission as an annex to the Registration Statement, without alteration or amendment (other than identifying the appropriate date and completing the number of shares authorized for issuance thereunder, as applicable), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

2. At and prior to the time of the issuance and delivery of any Securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued, (ii) the business combination and transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will have been effective under applicable law and (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Class A Common Stock. Upon the effectiveness of the Registration Statement, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement and the Certificate of Incorporation, the shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

2. Class X Common Stock. Upon the effectiveness of the Registration Statement, and when issued on the terms described in the Registration Statement, the Merger Agreement and the Certificate of Incorporation, the shares of Class X Common Stock will be validly issued, fully paid and non-assessable.

3. Warrant Shares. Upon the effectiveness of the Registration Statement, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement, the Certificate of Incorporation and the form(s) of the Warrants agreed to by the Company, the Warrant Shares will be validly issued, fully paid and non-assessable.

4. Option Shares. Upon the effectiveness of the Registration Statement, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement, the Certificate of Incorporation and the form(s) of the Options agreed to by the Company, the Option Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP ELLENOFF GROSSMAN & SCHOLE LLP